SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )


Filed by the registrant | |

Filed by a party other than the registrant |_|

Check the appropriate box:

|_|   Preliminary proxy statement

|X|   Definitive proxy statement

|_|   Definitive additional materials

|_|   Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                              Concord Fabrics Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


                                 JOAN WEINSTEIN
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

|_|   $0.00 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(l), or 14a-6(j)(2).

|_| $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1)   Title of each class of securities to which transactions applies:

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      (2)   Aggregate number of securities to which transactions applies:

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      (3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

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      (4)   Proposed maximum aggregate value of transaction:

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      (5)   Total fee paid:

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|_|   Fee paid previously with preliminary materials

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|_|   Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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      (1)   Amount previously paid:

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      (2)   Form, schedule or registration statement no.:

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      (3)   Filing party:

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      (4)   Date filed:

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


                              CONCORD FABRICS INC.

                                   ----------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                   ----------


To Our Stockholders:

            You are cordially invited to attend the Annual Meeting of Stockholders (the "Meeting") to be held on Tuesday, January 12, 1999, at 10:00 A.M., in Room C, Eleventh Floor, Chase Manhattan Bank, 270 Park Avenue, New York, New York, for the following purposes:

            1. To elect seven directors to serve until the next Annual Meeting and until their successors are elected.

            2. To vote on the ratification of the selection by the Board of Directors of Arthur Andersen LLP as independent public accountants of the Company for the fiscal year ending August 29, 1999.

            3. To ratify an amendment to the Company's Incentive Plan increasing the number of shares of Class A Common Stock available thereunder by 100,000 shares.

            4. To transact such other business as may properly come before the meeting and any adjournments thereof.

            Only stockholders of record at the close of business on December 10, 1998 are entitled to receive notice of and to vote at the meeting.

            Please sign, date and mail the enclosed proxy in the enclosed envelope, which requires no postage if mailed in the United States. A list of stockholders entitled to vote at the Meeting will be open to examination by stockholders during ordinary business hours for a period of ten (10) days prior to the Meeting at the offices of the Company, 1359 Broadway, New York, New York 10018.

                                    By order of the Board of Directors

                                    JOAN WEINSTEIN
                                    Secretary

New York, New York
December 18, 1998

                              CONCORD FABRICS INC.
                                  1359 Broadway
                            New York, New York 10018

                                  -------------

                                 PROXY STATEMENT

                                  -------------


                                     GENERAL

            The Annual Meeting of Stockholders of Concord Fabrics Inc., a Delaware corporation (the "Company"), will be held on January 12, 1999 (the "Meeting"), for the purposes set forth in the foregoing notice. The accompanying form of proxy for use at the Meeting and at any adjournments thereof is solicited by the Board of Directors and may be revoked at any time prior to its exercise by written notice to the Secretary of the Company. Proxies in the accompanying form, which are properly executed by stockholders and duly returned and not revoked, will be voted in the manner specified in the proxy; if no specification is made, the proxies will be voted: (a) with respect to directors, in favor of the nominees indicated below unless authority to vote with respect to any or all nominees is withheld; (b) with respect to the ratification of the selection of Arthur Andersen LLP as the Company's independent public accountants, in favor of ratification of the selection; (c) with respect to ratification of the amendment to the Company's Incentive Plan, in favor of ratification of the amendment; and (d) with respect to such other business as may properly come before the Meeting, and any adjournments thereof, in the best judgment of the persons acting under such proxies. This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or about December 18, 1998.

            As of the close of business on December 10, 1998, the record date for determining the holders of Class A and Class B Common Stock of the Company (the "Common Stock") entitled to vote at the Meeting, the Company had issued and outstanding (i) 2,224,453 shares of Class A Common Stock, each share being entitled to one vote for all seven nominees for director of the Company and one vote on each other matter presented to the Meeting; and (ii) 1,446,451 shares of Class B Common Stock, each share being entitled to ten votes for five of the seven nominees for director of the Company and ten votes on each other matter presented to the Meeting.

            As required under Section 231 of the Delaware General Corporation Law (the "DGCL"), the Company will, in advance of the Meeting, appoint one or more Inspectors of Election to conduct the vote at the Meeting. The Company may designate one or more persons as alternate Inspectors of Election to replace any Inspector of Election who fails to act. If no Inspector or alternate Inspector is able to act at the Meeting, the person presiding at the Meeting will appoint one or more Inspectors of Election. Each Inspector of Election before entering the discharge of his duties shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality. The Inspectors of Election will (i) ascertain the number of shares of Common Stock outstanding as of the record date, (ii) determine the number of shares of Common Stock present in person or represented by proxy at the Meeting and the validity of the proxies and ballots, (iii) count all votes and ballots, and (iv) certify the determination of the number of shares of Common Stock present in person or represented by proxy at the Meeting and the count of all votes and ballots.

            The holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Meeting, present in person or represented by proxy, shall constitute a quorum at the Meeting. Under Section 216 of the DGCL, any stockholder who abstains from voting on any particular matter described herein will be counted for purposes of determining a quorum. Shares of Common Stock represented by proxies which are marked "withhold authority" with respect to the election of one or more nominees for director and abstentions with respect to the other proposals have the same effect as if the shares represented thereby were voted against such nominee or nominees and against such other matters, respectively. Shares not voted on one or more but less than all such matters on proxies returned by brokers will be treated as not represented at the Meeting as to such matter or matters. For purposes of voting on the matters described herein, the affirmative vote of (i) a majority of the shares of Class A Common Stock present or represented at the Meeting is required to elect two directors, (ii) a majority of the shares of Class A Common Stock and Class B Common Stock present or represented at the Meeting and voting together as a group is required to elect five directors and (iii) a majority of the shares of Class A Common Stock and Class B Common Stock present or represented at the Meeting and voting together as a group is required to ratify the selection by the Board of Directors of Arthur Andersen LLP as independent public accountants of the Company for the fiscal year ending August 29, 1999 and to ratify the amendment to the Company's Incentive Plan approved by the Board of Directors.

            No compensation will be paid by the Company to any person in connection with the solicitation of proxies. Brokers, banks and other nominees will be reimbursed for out-of-pocket and other reasonable clerical expenses incurred in obtaining instructions from beneficial owners of the Company's stock. In addition to the solicitation by mail, solicitation of proxies may, in certain instances, be made personally or by telephone by directors, officers and employees of the Company. It is expected that the expense of such special solicitation will be nominal. All expenses incurred in connection with this solicitation will be borne by the Company.

           STOCK OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

            The following table sets forth information as of December 10, 1998, with respect to the beneficial ownership of Common Stock by (i) each person known to the Company to be the beneficial owner of more than 5% of its outstanding shares of Class A Common Stock or Class B Common Stock (and such person's address), (ii) each director of the Company and each nominee for director, (iii) each of the executive officers named in the Summary Compensation Table under "Executive Compensation," and (iv) all directors and executive officers of the Company as a group.

===============================================================================
Title                    Name and Address of                 Number    Percent
of Class                   Beneficial Owner                 of Shares  of Class
-------------------------------------------------------------------------------
Class A   Alvin Weinstein*..............................    877,310(1)  36.83%
          FMR Corp......................................    169,600(2)   7.12%
             Edward C. Johnson 3d
             82 Devonshire Street
             Boston, MA 02109
          Dimensional Fund Advisors Inc.................    132,700(3)   5.57%
             1299 Ocean Avenue, 11th Floor
             Santa Monica, CA 90400
          Franklin Resources Inc........................    148,800(4)   6.25%
             777 Mariners Island Boulevard
             San Mateo, CA  94403
          David Weinstein*..............................    144,463(5)   6.06%
          Earl Kramer*..................................     94,200(6)   3.95%
Class B   Fred Heller...................................      7,000(8)     (7)
          Richard Solar.................................      5,000(9)     (7)
          All directors and officers as a group
             (11 persons)(11)...........................  1,127,973     47.36%
          Alvin Weinstein*..............................    902,460(10) 62.39%
          FMR Corp. ....................................    122,700(2)   8.48%
             Edward C. Johnson 3d
             82 Devonshire Street
             Boston, MA 02109
          Dimensional Fund Advisors Inc.................     85,300(3)   5.90%
             1299 Ocean Avenue, 11th Floor
             Santa Monica, CA  90400
          David Weinstein*..............................     70,113      4.85%
          Earl Kramer*..................................        200        (7)
          All directors and officers as a group
             (11 persons)(11)...........................    972,773     67.25%
===============================================================================

*c/o Concord Fabrics Inc., 1359 Broadway, New York, New York  10018.

(1) Includes 60,000 shares of Class A Common Stock owned of record and beneficially by Joan Weinstein, Mr. Alvin Weinstein's wife, who is an officer of the Company, but does not include 254,115 shares of Class A Common Stock, or 11.42% of the class, owned of record and beneficially by Mr. Alvin Weinstein's children. Mr. David Weinstein is the only child who has an interest exceeding 5% of the class. Mr. Weinstein disclaims beneficial ownership of all of the shares owned by his spouse and children. Includes 20,000 shares which Mr. Alvin Weinstein has the right to acquire and 20,000 shares which Mr. Weinstein will have the right to acquire on or within 60 days after December 10, 1998 upon the exercise of options granted to him under the Company's Incentive Plan, as amended (the "Incentive Plan").

(2) Based on information provided to the Company by FMR Corp., as a parent holding company, Edward C. Johnson 3d, as a controlling person of FMR Corp., and various affiliates, Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. ("FMRC"), and Fidelity Low-Priced Stock Fund. FMRC is a registered investment company.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

(3) Based on information provided to the Company by Dimensional Fund Advisors Inc., a registered investment advisor ("Dimensional"), Dimensional is deemed to have beneficial ownership of 132,700 shares of Class A Common Stock and 85,300 shares of Class B Common Stock of the Company, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company (the "Fund"), or in series of The DFA Investment Trust Company, a Delaware business trust (the "Trust"), or the DFA Group Trust and the DFA Participating Group Trust, investment vehicles for qualified employee benefit plans, for all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

            CLASS A COMMON STOCK

            SOLE VOTING POWER          =   69,900 shares*
            SHARED VOTING POWER        =        0
            SOLE DISPOSITIVE POWER     =  132,700
            SHARED DISPOSITIVE POWER   =        0

            CLASS B COMMON STOCK

            SOLE VOTING POWER          =   59,600 shares*
            SHARED VOTING POWER        =        0
            SOLE DISPOSITIVE POWER     =   85,300
            SHARED DISPOSITIVE POWER   =        0

      * Persons who are officers of Dimensional also serve as officers of the Fund and the Trust, each an open-end management investment company registered under the Investment Company Act of 1940. In their capacities as officers of the Fund and the Trust, these persons vote 45,700 additional shares of Class A Common Stock and 45,700 additional shares of Class B Common Stock which are owned by the Fund and 16,600 shares of Class A Common Stock which are owned by the Trust (included in Sole Dispositive Power above).

(4) Based on information provided to the Company by Franklin Resources, Inc., as a parent holding company ("Franklin"), Charles B. Johnson and Rupert H. Johnson, Jr., as controlling persons of Franklin, and Franklin Advisory Services, Inc., which has sole dispositive power.

(5) Includes 40,000 shares which Mr. David Weinstein has the right to acquire and 20,000 shares which Mr. Weinstein will have the right to acquire on or within 60 days after December 10, 1998 upon the exercise of options granted to him under the Company's Incentive Plan.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

(6) Includes 50,000 shares which Mr. Kramer has the right to acquire upon the exercise of options granted to him under the Company's Incentive Plan. Also includes 200 shares held in trust for two of Mr. Kramer's children.

(7)   Represents less than 1% of the shares of the class outstanding.

(8) Includes with respect to Mr. Heller 2,500 shares which may be acquired by him upon the exercise of stock options granted to him under the Company's Incentive Plan.

(9) Includes with respect to Mr. Solar 5,000 shares which may be acquired by him upon the exercise of stock options granted to him under the Company's Incentive Plan.

(10) Includes 60,000 shares of Class B Common Stock owned of record and beneficially by Joan Weinstein, but does not include 211,065 shares of Class B Common Stock, or 14.59% of the class, owned of record and beneficially by Mr. Alvin Weinstein's children, none of whom individually have an interest exceeding 5% of the class. Mr. Alvin Weinstein disclaims beneficial ownership of all of these shares owned by his spouse and children.

(11) Mr. Martin Wolfson, an officer and director of the Company, and Mr. George Gleitman, a director of the Company, do not own of record or beneficially any shares of Common Stock of the Company.


                              ELECTION OF DIRECTORS

                                   (Purpose 1)

            The By-Laws of the Company provide that the number of directors constituting the Board of Directors shall be determined from time to time by the Board of Directors. The number of directors is currently set at seven.

            Seven directors are to be elected to serve until the next Annual Meeting of Stockholders and until their respective successors are elected. Two directors are to be elected by the Class A Common Stock alone, and five directors are to be elected by the Class A and Class B Common Stock voting together as a group. Proxies in the accompanying form which do not withhold authority to vote for one or more nominees for directors will be voted for the election as directors of the persons whose names are listed in the table below. Authority to vote for any or all nominees may be withheld in the manner indicated on the proxy. If any of the nominees should not be candidates for director at the Meeting, the proxies will be voted in favor of the remainder of those named, and may be voted for substitute nominees in the place of those who are not candidates. The Board of Directors has no reason to expect that any of the nominees will fail to be candidates at the Meeting, and therefore does not at this time have in mind any substitute for any nominee.

            Certain information about the seven nominees is set forth on the following page. This information has been furnished to the Company by the individuals named. All of the nominees for election at this Meeting have been elected previously by the Company's shareholders as directors of the Company.


                             NOMINEES FOR DIRECTORS

Nominees for Election by Holders of Class A Common Stock           First Elected
   and Class B Common Stock                                 Age     as Director
--------------------------------------------------------    ---    -------------
Alvin Weinstein..........................................    73         1958
  Chairman of the Board of the Company

David Weinstein..........................................    36         1996
  President of the Company's Concord House Division

Earl Kramer..............................................    65         1974
  President of the Company

Fred Heller..............................................    74         1987
  Chairman Emeritus of Genlyte Group, Inc.

Martin Wolfson...........................................    62         1973
  Senior Vice President-Treasurer of the Company


Nominees for Election by Holders of Class A Common Stock
--------------------------------------------------------
Richard Solar............................................    59         1994
  Senior Vice President of Gerber Childrenswear, Inc.

George Gleitman..........................................    70         1970
   President Emeritus of the Company's
   Concord House Division

            Mr. Alvin Weinstein has held his position as Chairman of the Board of the Company for more than seven years. Joan Weinstein, who has served as Secretary of the Company since October 1981, is the wife of Alvin Weinstein. Mrs. Weinstein has also been the Company's fashion director for more than seven years. Mr. David Weinstein, who has been employed by the Company for more than seven years and is currently the President of the Company's Concord House Division, is the son of Mr. Alvin Weinstein.

            Mr. Kramer joined the Company in June 1972 as President of its Knit Division. Mr. Kramer was elected a Vice President of the Company in March 1976 and President of the Company in 1979. Mr. Heller, formerly the President and Chairman of the Board of Directors of Genlyte Group, Inc. ("Genlyte"), presently serves as the Chairman Emeritus of Genlyte. Mr. Heller also remains a director of Genlyte. Genlyte manufactures commercial and residential lighting equipment. Mr. Wolfson was Secretary and Treasurer of the Company from 1973 to October 1981, at which time he was elected Vice President, Treasurer and Chief Financial Officer. He was elected

Senior Vice President in 1995. Mr. Wolfson is currently a director of Winston Resources, Inc., a staffing industry company.

            Mr. Solar is currently a Senior Vice President and a director of Gerber Childrenswear, Inc. (formerly GCIH Inc.), a manufacturer of apparel for infants and toddlers ("Gerber"). He joined Gerber in January 1996. Prior to that time, Mr. Solar served for 10 years as a managing director of the Investment Banking Division of Bankers Trust Company. Mr. Gleitman was elected a Vice President of the Company in 1968. From 1980 through fiscal 1992, Mr. Gleitman was President of the Company's Concord House Division and is currently President Emeritus of that Division.

            The Board of Directors has no standing nominating committee. On October 25, 1992, the Board of Directors appointed an Audit Committee. The Audit Committee, which is currently comprised of Messrs. Solar and Heller, met twice during the fiscal year ended August 30, 1998. The functions of the Audit Committee are to review the adequacy of systems and procedures for preparing the financial statements of the Company as well as the suitability of internal financial controls, and to review and approve the scope and performance of the independent auditors' work. The Compensation Committee, which makes recommendations to the Board of Directors concerning compensation of executive officers and incentives for officers and key employees under the Company's Incentive Plan, met once during the fiscal year ended August 30, 1998. The Board of Directors met six times during the fiscal year ended August 30, 1998. All of the directors attended at least five meetings.

                             EXECUTIVE COMPENSATION

            The following table sets forth the compensation paid by the Company during the three fiscal years during the period ended August 30, 1998 for services, in all capacities, to the Chief Executive Officer and each of the other four most highly compensated executive officers of the Company whose aggregate remuneration exceeded $100,000 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                        Other
                                                        Annual      All Other
     Name and                     Salary     Bonus   Compensation  Compensation
Principal Position        Year       $         $           $          $ (2)
---------------------     ----    ------     -----   ------------  ------------
Earl Kramer               1998    317,968   273,800      (1)          6,378(3)
  President and Director  1997    302,443   311,700                   6,347
                          1996    298,351    69,000                   2,561

Alvin Weinstein           1998    283,500   268,800      (1)          5,078
  Chairman of the Board   1997    275,000   304,700                  90,478
                          1996    262,250    64,900                  73,764

Martin Wolfson            1998    198,000    50,000      (1)          5,078
  Senior Vice President-  1997    196,000    65,000                   5,248
  Treasurer and Director  1996    196,000    25,000                   1,630

David Weinstein           1998    200,000    65,000      (1)          5,078
  President of the        1997    200,000   145,800                   5,248
  Concord House Division  1996    200,000    97,900                   1,630
  and Director

Joan Weinstein            1998    125,000         0      (1)          4,232
  Secretary               1997    125,000         0                   4,373
                          1996    125,000         0                   1,630

(1) The named executive officer receives certain perquisites, including, in certain cases, a non-accountable expense allowance; such perquisites, however, do not exceed the lesser of $50,000 or 10% of such officer's salary and bonus.

(2) Includes contributions to the Company's Profit Sharing Plan of $5,078 ($4,232 in the case of Ms. Weinstein) for the year ended August 30, 1998; 5,248 ($4,373 in the case of Ms. Weinstein) for the year ended August 31, 1997; and $1,630 for each of the above named executive officers for the fiscal year ended September 1, 1996.

(3) The Company has paid the premiums on a life insurance policy for the benefit of Earl Kramer's estate on a split dollar basis. The economic value of such policy to Mr. Kramer for the year ended August 30, 1998 was $1,300, which amount is included in the table above.

            The Company has a Profit Sharing Plan for employees which provides for a minimum annual contribution by the Company based on a percentage of its income before taxes for the fiscal year, and provides for larger annual contributions, at the discretion of the Board of Directors, within prescribed limits. All individuals who are employed by the Company on the first day of any fiscal year are eligible to participate in the Profit Sharing Plan for that fiscal year. The Company makes contributions on behalf of those individuals who remain employed for the entire fiscal year. Contributions to a covered employee's account are based upon a pro rata percentage of the employee's compensation (up to $150,000), and benefits are payable upon death, retirement, disability or termination of employment with the Company. Covered employee benefits vest over a period of seven years. In fiscal 1998, the Company contributed $335,000 to the Profit Sharing Plan.

            The Company has a 401(k) Plan for employees which provides for the deferral of pre-tax income. The Company does not contribute to this Plan.

                        OPTION GRANTS IN LAST FISCAL YEAR

            During fiscal year 1998, the Company did not grant any stock options to any of the Named Executive Officers.


                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

            The following table provides certain summary information concerning stock option exercises during fiscal year 1998 by the Named Executive Officers and the value of unexercised stock options held by the Named Executive Officers as of August 30, 1998.

================================================================================
                                                                    Value of
                                                   Number of       Unexercised
                                                  Unexercised     In-the-Money
                                                   Options at      Options at
                                                  8/30/98 (#)      8/30/98 ($)
                                       Value      Exercisable/    Exercisable/
                   Shares Acquired   Realized    Unexercisable    Unexercisable
Name                on Exercise (#)     ($)       (Class A)(1)     (Class A)(2)
--------------------------------------------------------------------------------
Earl Kramer.....           0             0       50,000/-0-      175,000/-0-
Alvin Weinstein.           0             0       20,000/80,000       750/1,750
David Weinstein.           0             0       40,000/60,000    75,000/112,500
================================================================================

(1) Represents the aggregate number of stock options held as of August 30, 1998 which could and could not be exercised on that date pursuant to the terms of the stock option agreements related thereto and the Incentive Plan.

(2) Values were calculated by multiplying the closing market price of the Class A Common Stock, as reported on the American Stock Exchange on August 28, 1998 (the last trading day of the fiscal year), by the respective number of shares and subtracting the exercise price per share, without any adjustment for any termination or vesting contingencies.

                              DIRECTOR COMPENSATION

            During fiscal 1998, the Company paid $24,219 each to Messrs. Richard Solar, Fred Heller and George Gleitman for their participation at Board of Directors' meetings. Messrs. Solar and

Heller were also paid $3,000 each in connection with their participation at the two Audit Committee Meeting held in fiscal 1998.

            In fiscal 1996, the Board adopted, and the stockholders ratified, the Director Plan for the benefit of directors of the Company who are neither employees nor officers of the Company or its subsidiaries (the "Outside Directors"). Under the Director Plan, each Outside Director received an option to purchase 2,500 shares of Class A Common Stock on the date that the Plan was ratified by the stockholders. The Director Plan also provides for the automatic grant of stock options to Outside Directors on the first business day of each of the four fiscal years commencing with fiscal 1997. The exercise price of options granted under the Director Plan (the "Director Options") is the fair market value of the Class A Common Stock on the date of grant. Director Options vest in full on the one year anniversary of the date of grant and vest immediately upon the death of the grantee or a "change of control" of the Company. Director Options terminate five years after the date of grant or, if sooner, two years after the grantee's termination as a director of the Company for any reason (except that if the grantee is removed from the Board for cause, all Director Options awarded to him terminate immediately upon such removal). In addition, the Board of Directors may at any time cancel any previously issued Director Options if it finds that the grantee committed fraud, dishonesty or similar acts while serving on the Board, disclosed "proprietary information" of the Company without the Company's consent or engaged in activity detrimental to the Company's interests after leaving the Board of Directors.

            On December 4, 1996, the Board of Directors terminated the Director Plan and adopted an amendment to the Incentive Plan, which was approved by the Company's stockholders, permitting Outside Directors to participate on a discretionary basis in the Incentive Plan.

            To date, Messrs. Solar and Heller have each received options to purchase an aggregate of 17,500 shares, and Mr. Gleitman has received options to purchase an aggregate of 12,500 shares.

                              EMPLOYMENT AGREEMENTS

            An incentive compensation arrangement between the Company and Mr. Alvin Weinstein provides for Mr. Weinstein to receive a bonus equal to 1 1/2% of the Company's pre-tax profits for the fiscal year ended August 30, 1998 if the pre-tax profits are equal to or greater than 10% of the Company's Stockholders' Equity on the first day of such fiscal year, or 2 1/2% of the pre-tax profits for such fiscal year if such pre-tax profits are equal to or greater than 20% of the Company's Stockholders' Equity on the first day of such fiscal year. Mr. Weinstein received a bonus of $80,650 under such arrangement in fiscal 1998, which is reflected in the "Summary Compensation Table" above.

            An incentive compensation arrangement between the Company and Alvin Weinstein provides for Mr. Weinstein to receive a bonus equal to 3 1/2% of the Company's pre-tax profits for each fiscal year covered by the agreement commencing with September 1, 1986. Mr. Weinstein earned a $188,150 bonus pursuant to this arrangement in respect of fiscal 1998.

            On March 2, 1994, the Company and Mr. Kramer entered into an employment agreement (which amended a previous agreement) under which he will serve as the Company's

President through August 31, 1999. The agreement provides for an annual salary of $234,289 (adjusted for increases in the consumer price index) commencing September 1, 1994. Under the agreement, Mr. Kramer is entitled to a bonus equal to 3 1/2% of the Company's pre-tax profits for each year of the agreement. He earned a $191,650 bonus pursuant to this arrangement in respect of fiscal year 1998. In addition, Mr. Kramer is entitled to receive a bonus equal to 1 1/2% of the pre-tax profits for each year of the agreement, if such pre-tax profits are equal to or greater than 10% of the Company's Stockholders' Equity on the first day of that fiscal year, or 2 1/2% of the pre-tax profits for such year if such pre-tax profits are equal to or greater than 20% of the Company's Stockholders' Equity on the first day of that fiscal year. He earned a bonus of $82,150 pursuant to this arrangement in respect of fiscal year 1998. The agreement also calls for a portion of Mr. Kramer's compensation to be deferred. In that connection, $59,000 of Mr. Kramer's compensation was deferred for the fiscal year ended August 30, 1998, which amount is included in the "Summary Compensation Table" above.

            On February 5, 1986, the Company and Mr. Wolfson amended a deferred compensation agreement under which the payment of a portion of his compensation is deferred each year. In the fiscal year ended August 30, 1998, $13,000 of Mr. Wolfson's compensation was deferred, which amount is included in the "Summary Compensation Table," above. The agreement provides that Mr. Wolfson is entitled to receive the aggregate deferred compensation upon termination of his employment with the Company other than for cause or by reason of his death. The agreement provides that if Mr. Wolfson dies while in the employ of the Company, his estate will receive an aggregate of $500,000 payable in three equal annual installments. The Company is the beneficiary of a $250,000 insurance policy on Mr. Wolfson's life.

            Mr. David Weinstein is paid an annual salary of $200,000. The balance of his compensation, included in the "Summary Compensation Table," above, is based on a formula related to the operating profit of the Concord House Division for the year and, to a lesser extent, the operating profit of the Company for the year.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

            The following officers of the Company are members of the Board of Directors and as such participated in the deliberations of the Board of Directors concerning executive officer compensation: Alvin Weinstein, David Weinstein, Earl Kramer and Martin Wolfson. There are no compensation committee interlocks between the Company and any other entities involving any of the executive officers or directors of such other entities.

                     BOARD OF DIRECTORS COMPENSATION REPORT

            The full Board of Directors is responsible for the formulation and implementation of the Company's compensation policies. The Company's compensation policies are based upon a philosophy that there should be a direct correlation between executive compensation and the value delivered to shareholders. In furtherance of this philosophy, the Company has developed incentive pay programs which provide competitive compensation and attempt to mirror Company performance. It is the goal of the Company's compensation program to attract and retain key executives required for the growth and success of the Company and each of its business groups in a manner that encourages a continuing focus on building profitability and shareholder value. Both short-term and long-term incentive compensation are based on corporate, business unit and/or individual performance, and thus coincide with the interests of shareholders.

            The Company's executive compensation has three principal components: base salary; annual cash bonuses; and, from time to time, the grant of incentive and nonqualified stock options pursuant to the Incentive Plan. Individual bonus awards for the Company's executive officers are based upon pre-determined percentages of the Company's pre-tax profits for the fiscal year, or, as is the case with one executive officer, a divisional president, based upon a percentage of the operating profit of that division. Bonuses awarded to executives in respect of fiscal 1998 reflected the earnings reported by the Company for that year. See "Summary Compensation Table" and "Employment Agreements". The Company made no awards to officers during fiscal year 1998 under its Incentive Plan.

            The compensation of Mr. Earl Kramer, the Company's President, is governed by his employment agreement. For the fiscal year ended August 30, 1998, the employment agreement provided for a base salary of $258,968. The base salary increased 2.33% from the President's fiscal year 1997 base salary, which increase was provided for by the terms of his employment agreement and reflects a comparable increase in the consumer price index. The President received a bonus of $273,800 for fiscal 1998 in accordance with the terms of his employment agreement. The President's employment agreement provides for bonuses only if the Company meets certain predetermined levels of pre-tax profits set forth therein, as discussed above. See "Employment Agreements".

            In the aggregate, 37% of the Named Executive Officers' cash compensation for fiscal year 1998 represents incentives directly tied to performance criteria.


                                          Submitted by the Board of Directors:

                                          Alvin Weinstein   David Weinstein
                                          Earl Kramer       Fred Heller
                                          Martin Wolfson    Richard Solar
                                          George Gleitman

                             STOCK PERFORMANCE GRAPH

            The line graph on the following page compares the yearly percentage change in the cumulative total shareholder return on the Company's Class A Common Stock against the cumulative total return on the Amex Market Index and an industry index known as the broadwoven fabric mills--cotton industry (SIC Code
2211) index, for the period of five years commencing September 1, 1993. The specific companies constituting part of the industry index are as follows: Cone Mills Corp.; Courtaulds PLC; Crown Crafts, Inc.; Culp, Inc.; Dan River Inc.; Delta Woodside Industries, Inc.; Dyersburg Corp.; Galey & Lord Inc.; Novel Denim Holdings, Ltd.; Springs Industries, Inc.; Thomaston Mills, Inc.; Triarc Companies, Inc.; and West Point-Stevens, Inc. The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company's Common Stock.

                                                           FISCAL YEAR ENDING
                                  --------------------------------------------------------------------
COMPANY/INDEX/MARKET              8/31/1993   8/31/1994   9/01/1995   8/30/1996  8/29/1997   8/28/1998

Concord Fabrics A                  100.00      142.31       75.00      101.92     110.58      100.00

Broadwoven Fabric Mill, Cotton     100.00       93.78       96.43       89.83      99.25      102.01

AMEX Market Index                  100.00      100.96      120.88      125.79     144.70      126.88

                          SECTION 16(a) REPORTING UNDER
                       THE SECURITIES EXCHANGE ACT OF 1934

            Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors, and persons who own more than ten percent of the Common Stock of the Company to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the exchange on which the Common Stock is listed for trading. Executive officers, directors and more than ten percent stockholders are required by regulations promulgated under the Exchange Act to furnish the Company with copies of all Section 16(a) reports filed.

            Based solely on the Company's review of copies of the Section 16(a) reports filed for the year ended August 30, 1998, the Company believes that, during the year ended August 30, 1998, all reporting requirements applicable to its executive officers, directors, and more than ten percent stockholders were complied with.

                    WEINSTEIN FAMILY STOCKHOLDERS' AGREEMENT

            Mr. Alvin Weinstein, his spouse and children and the Company are parties to a stockholders' agreement (the "Stockholders' Agreement'") which restricts the transfer of any Class B Common Stock owned by them by requiring that any of them who wishes to sell or transfer any shares of Class B Common Stock first offer the shares to the other signing stockholders at the prevailing market price of shares of Class A Common Stock at the time of transfer, and then, to the Company, on the condition that any Class B Common Stock so offered be converted into Class A Common Stock on a share-for-share basis prior to transfer. As a result of such restriction, prior to any sale of Class B Common Stock by a signing stockholder, the shares of Class B Common Stock offered by a signing stockholder will be canceled and converted into shares of Class A Common Stock by the Company. If neither any signing stockholder nor the Company wishes to purchase shares offered for sale pursuant to the Stockholders' Agreement, the stockholder offering to sell may convert such shares into shares of Class A Common Stock on a share-for-share basis. In addition, the Stockholders' Agreement provides that if the stockholders or the Company approve a transaction in which the Class A Common Stock is exchanged for cash, stock, securities or any other property of the Company or of any other corporation or entity, each signing stockholder will convert his or her shares of Class B Common Stock into shares of Class A Common Stock prior to the effective date of such transaction, so that a holder of such Class B Common Stock receives the same cash, stock or other consideration that a holder of Class A Common Stock would receive in such a transaction. There are certain exceptions to the restrictions for gifts and transfers to family members.

            The Stockholders' Agreement will terminate upon either (a) the deaths of Alvin and Joan Weinstein, if David Weinstein survives them but ceases to be actively involved in the business of the Company and the holders of a majority of shares of Class B Common Stock held by the remaining stockholders who are parties to the Agreement elect to terminate, or (b) a period ending twenty-one years after the death of the last survivor of the parties thereto.

            Mr. Alvin Weinstein is currently in a position to control the election of directors of the Company and other matters requiring stockholder votes by virtue of his ownership of a majority of the

Company's outstanding Class B Common Stock and approximately 37% of its outstanding Class A Common Stock. The Stockholders' Agreement is intended to enhance the possibility that current members of the Weinstein family will retain such control of the Company so long as one or more of them is active in the business of the Company.

                       RATIFICATION OF THE APPOINTMENT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                                   (Purpose 2)

            The Board of Directors of the Company, subject to ratification by the Stockholders, has selected the firm of Arthur Andersen LLP ("Andersen"), to examine the financial statements of the Company for the fiscal year ending August 29, 1999. Representatives of Andersen will attend the Meeting, have an opportunity to make a statement if they wish to do so, and will be available to respond to appropriate questions from Stockholders.

                          RATIFICATION OF THE AMENDMENT
                   TO THE CONCORD FABRICS INC. INCENTIVE PLAN

                                   (Purpose 3)

            The Board of Directors adopted an amendment (the "Amendment") to the Company's Incentive Plan (the "Plan") on November 10, 1998, subject to the approval of the Company's stockholders at the Meeting. The Amendment to the Incentive Plan for which stockholder approval is being sought is attached as Exhibit A to this Proxy Statement. The Amendment would increase the number of shares available under the Plan from (a) 500,000 shares of Class A Common Stock plus (i) any shares which are forfeited under the Plan after the Plan became effective (the "Forfeited Shares") plus (ii) any shares surrendered to the Company in payment of the exercise price of options issued under the Plan or in payment of any federal, state or local income or other taxes required by law to be withheld with respect to benefit awards under the Plan (the "Surrendered Shares"), to 600,000 shares plus (i) any Forfeited Shares plus (ii) any Surrendered Shares. The purpose of the Plan is to attract, retain, motivate, and reward officers, directors and key employees of the Company and its direct and indirect subsidiaries who contribute to the management, growth and profitability of the business of the Company, and to strengthen the mutuality of interests between such individuals and the Company's stockholders by offering them equity or equity-based incentives. The increase in the number of shares that may be issued under the Plan was adopted by the Board of Directors in order to enable the Company to continue to use the Plan as an incentive for key employees, officers and directors to promote the long term success of its business. Prior to the Amendment only 4,955 shares were available for grant under the Plan.

                                  MISCELLANEOUS

                                   (Purpose 4)

            Management does not know of any other matters to be presented at the Meeting for action by Stockholders. If any other matters requiring a vote of the Stockholders arise at the Meeting or any adjournment thereof, it is intended that votes will be cast pursuant to the proxies with respect to such matters in accordance with the best judgment of the persons acting under the proxies.

                                  ANNUAL REPORT

            The Company's Annual Report for the fiscal year ended August 30, 1998 is being mailed to the Company's Stockholders together with this Proxy Statement but is not part of the proxy solicitation material.

            UPON WRITTEN REQUEST BY A STOCKHOLDER ENTITLED TO VOTE AT THE MEETING, THE COMPANY WILL FURNISH THAT PERSON WITHOUT CHARGE WITH A COPY OF THE FORM 10-K ANNUAL REPORT FOR THE FISCAL YEAR ENDED AUGUST 30, 1998 WHICH IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. If the person requesting the report was not a Stockholder on December 10, 1998, the request must contain a good faith representation that the person making the request was a beneficial owner of the Class A or Class B Common Stock of the Company at the close of business on such date. Requests should be addressed to Concord Fabrics Inc., 1359 Broadway, New York, New York 10018 (ATTN: Martin Wolfson).

                              STOCKHOLDER PROPOSALS

            Stockholder proposals for presentation at the Company's next Annual Meeting of Stockholders must be received by the Company at its principal executive offices for inclusion in its proxy statement and form of proxy relating to that Meeting no later than August 4, 1999.

                                              By Order of the Board of Directors


                                              JOAN WEINSTEIN
                                              Secretary

Dated: December 18, 1998

                                    EXHIBIT A

                                 1998 AMENDMENT

                                       TO

                              CONCORD FABRICS INC.

                                 INCENTIVE PLAN

            This Amendment to the Incentive Plan, as amended on December 4, 1996, (the "Program") of Concord Fabrics Inc. (the "Company") is being made this 10th day of November, 1998.

            WHEREAS, the Board of Directors has authorized, subject to the approval of the stockholders of the Company, an increase in the number of shares that may be issued pursuant to benefit awards under the Program from (a) 500,000 shares of Class A Common Stock plus (i) any shares which are forfeited under the Program after the Program becomes effective (the "forfeited shares") plus (ii) any shares surrendered to the Company in payment of the exercise price of options issued under the Program or in payment of any Federal, State or local income or other taxes required by law to be withheld with respect to benefit awards under the Program (the "surrendered shares") to (b) 600,000 shares plus
(i) any forfeited shares plus (ii) any surrendered shares.

            NOW, THEREFORE, subject to the approval of the stockholders, the Company's Incentive Plan, as amended on December 4, 1996, shall be amended as follows:

            1. Unless otherwise specifically indicated herein, all defined terms herein shall have the same meaning given such terms in the Company's Incentive Plan, as amended on December 4, 1996.

            2. The number of shares of Common Stock that may be issued under the Program is hereby increased from (a) 500,000 shares plus (i) any forfeited shares plus (ii) any surrendered shares to (b) 600,000 shares plus (i) any forfeited shares plus (ii) any surrendered shares. In order to reflect the above-referenced increases in the number of shares subject to issuance, Paragraph (1) of Section VII of the Program, entitled "Awards Grantable," is hereby deleted and the following is substituted in lieu thereof:

            VII. Awards Grantable. (1) Subject to adjustment as provided in
Article VIII, the aggregate number of Shares that may be issued or transferred under the Program is 600,000 Shares plus, (i) any Shares which are forfeited under the Program after the Program becomes effective; plus (ii) any Shares surrendered to the Company in payment of the exercise price of options issued under the Program or in payment of any Federal, state or local income or other taxes required by law to be withheld with respect to award grants under the Program. However, no award may be issued that would bring the total of all outstanding awards under the Program to more than 750,000 Shares of Class A Common Stock of the Company. The Shares may be authorized but unissued Shares or Treasury Shares.

            3. This Amendment to the Program shall become effective upon its approval by the Company's stockholders under applicable law and regulatory requirements.

            4. Except as specifically amended hereby, the terms and provisions of the Program shall remain in full force and effect.

8888

                              CONCORD FABRICS INC.

       Class A Proxy - Annual Meeting of Stockholders - January 12, 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


     The undersigned stockholder(s) of Class A Common Stock of CONCORD FABRICS INC. (the "Corporation") hereby appoints Alvin Weinstein and David Weinstein, or either of them, with full power of substitution and revocation to each, for and in the name of the undersigned, with all the powers the undersigned would possess if personally present, to vote the Class A Common Stock of the undersigned in the Corporation at the meeting of its Stockholders to be held January 12, 1999 and at any adjournment thereof, for the following matters:

                          (continued of reverse side)

      Please date, sign and mail your proxy card back as soon as possible!

                         Annual Meeting of Stockholders
                              CONCORD FABRICS INC.
                                    Class A

                                January 12, 1999


                Please Detach and Mail in the Envelope Provided
--------------------------------------------------------------------------------
A [X] Please mark your                                                |
      votes as in this                                                |
      example.                                                         |____

                 FOR all nominees               WITHHOLD
                 listed at right                AUTHORITY
                 (except as marked to     to vote for all nominees
                 the contrary below)         listed at right.
1. Election of   [ ]                      [ ]  Nominees:
   Directors                                   Class A Common Stock acting alone only
                                               Richard Solar
Instruction: To withhold authority to vote     George Gleitman
for any individual nominee, write that
nominee's name on the space provided below.

------------- -----------                      Class A voting with the Class B Common
------------- -----------                      Stock
------------- -----------                      Alvin Weinstein
                                               Martin Wolfson
                                               Earl Kramer
                                               David Weinstein
                                               Fred Heller


                                                                 FOR       AGAINST        ABSTAIN

2. To ratify the appointment of Arthur Andersen
   LLP as Independent Public Accountants of the
   Corporation for the fiscal year ending August 29, 1999.       [ ]         [ ]            [ ]

3. To ratify the amendment to the Concord Fabrics Inc.           [ ]         [ ]            [ ]
   Incentive Plan.

4. In their discretion upon any other matters which may properly come before such meeting.

This Proxy will be votes as specified above.

This Proxy confers authority to vote "FOR" each proposition listed above unless otherwise indicated.

IMPORTANT - Please vote, sign and return this Proxy promptly, so that it will arrive before the Annual Meeting on January 12, 1999.

Signed                                                                     Dated                         199(  )
      ----------------------------------  --------------------------------       -----------------------     --
         Signature of Shareholder             Signature of Shareholder

NOTE: Signature(s) should follow exactly the name(s) on the stock certificate.
      Executor, administrator, trustee, or guardian should sign as such. If more than one trustee, all should sign. ALL JOINT OWNERS MUST SIGN.

                              CONCORD FABRICS INC.

       Class B Proxy - Annual Meeting of Stockholders - January 12, 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


     The undersigned stockholder(s) of Class A Common Stock of CONCORD FABRICS INC. (the "Corporation") hereby appoints Alvin Weinstein and David Weinstein, or either of them, with full power of substitution and revocation to each, for and in the name of the undersigned, with all the powers the undersigned would possess if personally present, to vote the Class B Common Stock of the undersigned in the Corporation at the meeting of its Stockholders to be held January 12, 1999 and at any adjournment thereof, for the following matters:

                          (continued of reverse side)

      Please date, sign and mail your proxy card back as soon as possible!

                         Annual Meeting of Stockholders
                              CONCORD FABRICS INC.
                                    Class B

                                January 12, 1999


                Please Detach and Mail in the Envelope Provided
--------------------------------------------------------------------------------
A [X] Please mark your                                                |
      votes as in this                                                |
      example.                                                        |____

                 FOR all nominees               WITHHOLD
                 listed at right                AUTHORITY
                 (except as marked to     to vote for all nominees
                 the contrary below)         listed at right.
1. Election of   [ ]                      [ ]  Nominees:
   Directors                                   Class A voting with the Class B Common
                                               Stock
Instruction: To withhold authority to vote     Alvin Weinstein
for any individual nominee, write that         Martin Wolfson
nominee's name on the space provided below     Earl Kramer
                                               David Weinstein
------------- -----------                      Fred Heller
------------- -----------
------------- -----------


                                                                 FOR       AGAINST        ABSTAIN
2. To ratify the appointment of Arthur Andersen
   LLP as Independent Public Accountants of the
   Corporation for the fiscal year ending August 29, 1999.       [ ]         [ ]            [ ]

3. To ratify the amendment to the Concord Fabrics Inc.           [ ]         [ ]            [ ]
   Incentive Plan

4. In their discretion upon any other matters which may properly come before such meeting.

This Proxy will be votes as specified above.

This Proxy confers authority to vote "FOR" each proposition listed above unless otherwise indicated.

IMPORTANT - Please vote, sign and return this Proxy promptly, so that it will arrive before the Annual Meeting on January 12, 1999.

Signed                                                                     Dated                         199(  )
      ----------------------------------  --------------------------------       -----------------------     --
         Signature of Shareholder             Signature of Shareholder

NOTE: Signature(s) should follow exactly the name(s) on the stock certificate.
      Executor, administrator, trustee, or guardian should sign as such. If more than one trustee, all should sign. ALL JOINT OWNERS MUST SIGN.